                                   EXHIBIT 4

                              ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED, the undersigned hereby assigns all of its rights, title and interest under that certain warrant agreement dated October 13, 1996 entered into with Radius, Inc. under which the undersigned obtained the right to acquire up to 200,000 shares of its Common Stock. The undersigned hereby confirms that, based on the amount of credit extended to and utilized by Radius, Inc., such warrant is for the purchase of 50,000 of such shares. Such warrant shall be assigned on the following basis:

             NAME                                        NUMBER OF SHARES
             ----                                        ----------------
             Gerald D. Ellenberg and
             Kristin Mary Tomczak,
             as joint tenants                                25,001

             Norton S. Karno, Trustee of
             the Stephanie Lynn Karno
             Adult Trust #2                                   8,333

             Norton S. Karno, Trustee of
             the Valerie Ann Karno
             Adult Trust #2                                   8,333

             Norton S. Karno, Trustee of
             the Mitchell Perry Karno
             Adult Trust #2                                   8,333

                                                             ------

                                    TOTAL SHARES             50,000

Dated December 2, 1997              MITSUBISHI ELECTRONICS AMERICA, INC.



                                            By: /s/  Katsuhiko Hayakawa
                                               ---------------------------------
                                               Katsuhiko Hayakawa
                                               Group President